Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,708,390)
Unrealized Gain (Loss) on Market Value of Futures	(32,871,230)
Dividend Income	698
Interest Income	11,096
ETF Transaction Fees	2,450
Total Income (Loss)	$(36,565,376)

Expenses
General Partner Management Fees	$216,839
Professional Fees	22,230
Brokerage Commissions	46,709
Directors' Fees and insurance	2,637
SEC & FINRA Registration Expense	22,010
Total Expenses	310,425
Expense Waiver	(50,218)
Net Expenses	$260,207
Net Income (Loss)	$(36,825,583)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/20	$357,363,242
Additions (200,000 Shares)	2,070,533
Withdrawals (2,350,000 Shares)	(25,391,340)
Net Income (Loss)	(36,825,583)

Net Asset Value End of Month	$297,216,852
Net Asset Value Per Share (31,250,000 Shares)	$9.51

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596